UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2016

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (717) 397-0611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Armstrong Flooring, Inc. (“AFI”) previously filed with the U.S. Securities and Exchange Commission a registration statement on Form 10, initially filed on October 8, 2015 (as amended, the “Registration Statement”), relating to the distribution by Armstrong World Industries, Inc. (“AWI”) of 100% of the outstanding shares of common stock of AFI to the holders of common stock of AWI. On March 15, 2016, the Registration Statement became effective. The Registration Statement includes a preliminary information statement that describes the separation and distribution and provides important information regarding AFI, including its business and its management, certain risks related to an investment in AFI and certain other matters.

The final information statement, dated March 24, 2016 (the “Information Statement”), is attached hereto as Exhibit 99.1. On March 24, 2016, AWI began mailing to its shareholders a copy of the Information Statement.

As further described in the Information Statement, AWI expects to distribute one share of AFI’s common stock for every two AWI common shares held as of the close of business on March 21, 2016, the record date for the distribution. Subject to the satisfaction or waiver of the conditions for the distribution, which are described in the Information Statement, the distribution is expected to occur at 11:59 p.m., Eastern Time, on April 1, 2016. AFI common stock is expected to begin trading “regular way” on the New York Stock Exchange under the ticker symbol “AFI” on April 4, 2016, the first trading day following the distribution.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Information Statement of Armstrong Flooring, Inc., dated March 24, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark Hershey
Name:	Mark Hershey
Title:	General Counsel and Chief
Compliance Officer

Date: March 24, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Information Statement of Armstrong Flooring, Inc., dated March 24, 2016